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                                                                     EXHIBIT 5.1




                                April 29, 1999



Hallwood Energy Corporation
3710 Rawlins, Suite 1500
Dallas, Texas 75219

         Re:      Hallwood Energy Corporation Common Stock

Gentlemen:

         We have acted as counsel to Hallwood Energy Corporation (the "Company"), a Delaware corporation, in connection with the registration of 10,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and 2,290,370 shares of Series A Cumulative Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), originally filed with the Securities and Exchange Commission under the Securities Act of 1933 on December 31, 1998.

         In connection therewith, we have examined and relied upon the original, or copies, certified to our satisfaction, of (i) Certificate of Incorporation, including the Certificate of Designations for the Preferred Stock (the "Certificate") of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Common Stock, Preferred Stock and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion and as to the content and form of the Certificate, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the foregoing examination, we are of the opinion that the Common Stock and the Preferred Stock to be issued as described in the Registration Statement, has been duly authorized for issuance and upon issuance, the Common Stock and the Preferred Stock will be validly issued, fully paid and non-assessable.



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Hallwood Energy Corporation
April 29, 1999
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                              Sincerely,

                                              JENKENS & GILCHRIST,
                                              a Professional Corporation



                                              By: /s/ W. ALAN KAILER
                                                 ------------------------------
                                                 W. Alan Kailer, for the Firm